================================================================================

                                  GROUND LEASE

================================================================================


                  THIS GROUND LEASE (the "Lease") is made as of March 31, 1993, by and between MAGMA LAND COMPANY I, a Nevada corporation ("Landlord"), and SALTON SEA POWER GENERATION L.P., a California limited partnership and SALTON SEA BRINE PROCESSING L.P., a California limited partnership (together, "Tenant").

                             ARTICLE 1 - DEFINITIONS

         1.1 Unless the context shall otherwise require, the following capitalized terms used herein shall have the following meanings:

                  1.1.1 "DAMAGES" means any losses, damages, liabilities, claims, judgments, liens, penalties, costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees.

                  1.1.2 "EASEMENT AGREEMENT" means that certain Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated as of March 31, 1993, between Landlord and Salton Sea Brine Processing L.P.

                  1.1.3 "EFFECTIVE DATE" means March 31, 1993.

                  1.1.4 "FACILITY" means that certain geothermal electrical generating facility commonly known as Unocal Salton Sea Unit 3, together with all wells and wellsites, pipelines, utility installations, machinery, equipment, buildings and other items associated therewith or related thereto which are located on the Premises.

                  1.1.5 "FACILITY SITE" shall have the meaning given in Section
16.1 hereof.

                  1.1.6 "FINANCING" means term financing for the Facility and, subject to Section 8.2 hereof, for the construction and subsequent term financing of any Increased Capacity Improvements, whether in the same or separate transactions.

                  1.1.7 "GOVERNMENTAL APPROVALS" means all applicable authorizations, consents, approvals, permissions, permits, franchises, licenses, waivers, exceptions or variances of, and any filings, applications and declarations submitted in order to obtain any of the same from, any Governmental Authority.

                  1.1.8 "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental body, or any political subdivision, agency, subagency or instrumentality thereof, including, without limitation, the courts and any quasi-adjudicative bodies with jurisdiction.

                  1.1.9 "INCREASED CAPACITY IMPROVEMENTS" means any improvements, machinery or equipment, the purpose of which is to increase the installed capacity of the Facility beyond the installed capacity that existed as of the Effective Date, including, without limitation, (a) the replacement of an existing generator in the Facility with a generator of a higher nameplate rating, (b) the installation of one or more additional generators in the Facility or (c) the installation or replacement of any other machinery or equipment at or in the Facility for the purpose of increasing its installed capacity.

                  1.1.10 "LAW" OR "LAWS" means all applicable laws, statutes, ordinances, rules, regulations, decrees, policies, orders, permits, requirements, judgments, decisions, injunctions and findings of or issued by any Governmental Authority.

                  1.1.11 "OFFICIAL RECORDS" means the official records of the County of Imperial, State of California.

                  1.1.12 "OPTIONED PREMISES AREA" shall have the meaning given in Section 16.3 hereof.

                  1.1.13 "PARTIAL TERMINATION OPTION" shall have the meaning given in Section 16.3 hereof.

                  1.1.14 "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

                  1.1.15 "PREMISES" means the real property described on Exhibit "A" attached hereto; subject, however, to the right of Landlord to terminate the Lease as to the Optioned Premises Area as provided in Article 16 hereof.

                  1.1.16 "PROJECT LENDER" means the lender or lenders collectively advancing all or a portion of the Financing, and their respective agents, trustees (including, without limitation, collateral agents, security agents and loan trustees), grantees, successors and assigns.

                  1.1.17 "PROJECT LENDER'S LIEN" means any security interest taken by the Project Lender in Tenant's right, title and interest under this Lease.

                  1.1.18 "PROJECT LENDER'S LOAN DOCUMENTS" means all instruments, agreements and other documents evidencing or relating to the Financing and/or the security therefor.

                  1.1.19 "RENTAL COMMENCEMENT DATE" means January 1, 1994.

                  1.1.20 "RESERVED AREA" shall have the meaning given in Section
16.1 hereof.

                                ARTICLE 2 - LEASE

         2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, on the terms and conditions, and subject to the reservations, set forth in this Lease.

         2.2 Landlord hereby reserves from the leasehold estate granted to Tenant hereunder the right to use the Premises for the following purposes:

                  2.2.1 To obtain, extract, develop, transport, utilize, sell and dispose of the Reserved Geothermal Brine and the Geothermal Brine Scale. Subject to the applicable limitations on such use provided in the Easement Agreement, the right reserved by Landlord under this Section 2.2.1 includes the right to (a) drill, maintain and operate wells, install, maintain and operate pipelines, construct, maintain and operate any Plants Utilizing Grantor's Reserved Brine, and conduct any other activities and operations and install or construct any other improvements, equipment or machinery, necessary or convenient in connection with, or incidental to, the rights reserved by Landlord under Sections 2.4.1 and 2.4.2 of the Easement Agreement and (b) to, in a commercially reasonable manner, "tap" into the pipelines or other Brine Facilities carrying or containing any Partially Spent Geothermal Brine, Excess Extracted Geothermal Brine and/or Geothermal Brine Scale from the Facilities to injection wells, thereby affording to Landlord (i) access to such Partially Spent Geothermal Brine, Excess Extracted Geothermal Brine and/or Geothermal Brine Scale and (ii) the ability to return Totally Spent Geothermal Brine to such pipelines or other Brine Facilities for purposes of injection, in each case in an oxygen-free environment. (All capitalized terms used in this Section and not defined herein shall have the meaning given such terms in the Easement Agreement.)

                  2.2.2 To obtain, extract, develop, transport, utilize, sell and dispose of geothermal substances produced from, and injected into, wells which bottomhole in the Reserved Geothermal Lands, and, in connection therewith, to drill, maintain and operate wells drilled into the Reserved Geothermal Lands, install, maintain and operate pipelines, construct, maintain and operate any Future Non-Easement Area Plants, and conduct any other activities and operations, and install or construct any other improvements, equipment or machinery, necessary or convenient in connection with, or incidental to, the rights reserved by Landlord under Section 2.5 of the Easement Agreement. (All capitalized terms used in this Section and not defined herein shall have the meaning given such terms in the Easement Agreement.) The rights reserved by Landlord under this Section 2.2.2 shall be in addition to, and not a limitation upon, the rights of Landlord, as the holder of a fee interest in the minerals underlying the Premises, to enter and utilize the Premises in connection with its obtaining, extracting, developing, transporting, utilizing, selling and disposing of such minerals (including, without limitation, the geothermal substances) thereunder, which rights are implied by Law, including, without limitation, rights of ingress and egress for access and utility purposes.

         2.3 Notwithstanding the foregoing, Landlord shall use its best efforts to minimize the effect of its use of the Facility Site under Sections 2.2.1 and
2.2.2 hereof on Tenant's operation and maintenance of the Facility and any Increased Capacity Improvements, and Landlord shall pay all reasonable costs actually incurred by Tenant as a result of Landlord's exercise, on the Facility Site, of the rights reserved to Landlord in Sections 2.2.1 and 2.2.2 hereof.

         2.4 Tenant shall not at any time during the term of this Lease, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, (a) construct or install any structure, building, well, pipeline or other improvements, equipment or machinery upon the Reserved Area (including, without limitation, any Increased Capacity Improvements), (b) grade or otherwise disturb the surface of the Reserved Area or (c) except as otherwise expressly provided in this Lease, conduct any other activities or operations in or on the Reserved Area.

         2.5 Landlord shall have and retain the right to, if and to the extent reasonably deemed necessary by Landlord, from time to time designate a right of way on, over, across and through the Facility Site for nonexclusive ingress, egress and use by Landlord for purposes of access to any portion of the Reserved Area and/or the construction, installation, operation and maintenance of utility lines and pipelines for the transportation of geothermal substances in connection with any geothermal electrical generating facility and/or other commercial or industrial facility or improvements hereafter constructed in, on or under the Reserved Area, the Reserved Geothermal Lands (as that term is defined in the Easement Agreement) or any lands pooled or unitized therewith; provided, however, that the location and use of such right of way shall not unreasonably interfere with the operation of, or deny Tenant access to, the Facility.

         2.6 The rights of Tenant under this Lease are and shall remain junior, subordinate and subject to the right, title and interest of Landlord under the Easement Agreement.

         2.7 The rights reserved by Landlord under this Article and elsewhere in this Lease shall be assignable by Landlord to its grantees, assignees, successors and assigns.

                                ARTICLE 3 - TERM

         3.1 The term of this Lease shall commence upon the Effective Date, and, unless sooner terminated as provided in this Lease, shall expire on November 24, 2026.

                                ARTICLE 4 - RENT

         4.1 Tenant shall pay to Landlord, without abatement, deduction or offset, "Base Annual Rent" for the Premises, commencing on the Rental Commencement Date and continuing thereafter on the first day of each calendar year throughout the term of this Lease, in an amount equal to (a) Four Hundred Dollars ($400) multiplied by (b) the number of acres of the Facility Site.

         4.2 The Base Annual Rent shall be subject to adjustment every five (5) years as follows:

                  4.2.1 On every fifth (5th) anniversary of the Rental Commencement Date, the Base Annual Rent shall be adjusted to reflect the increase, if any, in the Consumer Price Index published by the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, All Items, for the Los Angeles-Anaheim-Riverside Metropolitan Area (the "CPI"), as follows: The Base Annual Rent amount provided in Section 4.1 hereof shall be multiplied by a fraction, the numerator of which shall be the CPI for the month of September immediately preceding such adjustment, and the denominator of which shall be the CPI for the month of September, 1993. The sum so calculated shall constitute the new Base Annual Rent hereunder, but in no event shall such new Base Annual Rent be less than the Base Annual Rent payable for the year immediately preceding such adjustment.

                  4.2.2 In the event that the publication of the CPI shall be transferred to any other Governmental Authority or shall be discontinued, then the index most nearly the same as the CPI, as determined in good faith by Landlord, shall be used to make such adjustments.

                  4.2.3 Tenant shall continue to pay Base Annual Rent at the rate previously in effect until the next adjustment, if any, is determined. Thereafter, the Base Annual Rent shall be paid at the increased rate.

         4.3 Rent for any period during the term hereof which is for less than one year shall be prorated based on a three hundred and sixty-five (365) day year. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

                  ARTICLE 5 - TAXES, ASSESSMENTS AND UTILITIES

         5.1 Tenant shall pay all real and personal property taxes and assessments, general or special, levied against (a) this Lease or any right, title or interest of Tenant in the Premises and (b) the Facility and any Increased Capacity Improvements, including, without limitation, any possessory interest, license, production, severance or excise taxes, but excluding income, inheritance and estate taxes (collectively, "Tenant's Taxes"); provided, however, that Landlord shall pay all real and personal property taxes and assessments, general or special, levied against (i) any right, title or interest of Landlord in the Reserved Area and/or (ii) any facilities, structures, wells, pipelines, improvements, machinery or equipment owned or leased by Landlord on the Premises.

         5.2 Tenant shall pay all Tenant's Taxes before delinquency, whether chargeable against Landlord or Tenant. Tenant shall make all payments of Tenant's Taxes directly to the charging Governmental Authority before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of Law for their nonpayment, and, at the election of Landlord to be exercised from time to time by notice to Tenant, shall either be paid to Landlord or directly to the charging Governmental Authority. If the payment of any or all of the Tenant's Taxes in installments is permitted (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant's election, utilize the permitted installment method, but shall pay each installment (with any interest) before delinquency.

         5.3 All payments of Tenant's Taxes shall be prorated, on the basis of a 365-day year, for the applicable portion of the tax fiscal years at the commencement and expiration of the term of this Lease.

         5.4 If Tenant's Taxes are assessed together with the taxes assessed against the assets described in clauses (i) and (ii) of Section 5.1 hereof or together with taxes on any other real or personal property of Landlord or any other Person, then Landlord shall, in good faith, separate out Tenant's Taxes from such other taxes, using any reasonable method of allocation as Landlord may determine.

         5.5 Tenant may contest the legal validity or amount of any of Tenant's Taxes, and may institute such proceedings as Tenant considers necessary or appropriate in connection therewith. If Tenant contests any of Tenant's Taxes, then Tenant may withhold or defer payment or pay under protest, but shall protect Landlord, the Premises, the Facility, any Increased Capacity Improvements and any Plants Utilizing Grantor's Reserved Brine and Future Non-Easement Area Plants (as those terms are defined in the Easement Agreement) from and against any tax lien imposed in connection with such non-payment, by surety bond or other appropriate security reasonably acceptable to Landlord.

         5.6 Tenant shall pay, before the same become delinquent, all charges for gas, electricity, sewage, water, telephone, trash removal and other similar or dissimilar public services or commodities furnished to the Facility Site, the Facility and/or any Increased Capacity Improvements during the term of this Lease, including all installation, connection and disconnection charges.

         5.7 It is the intent of the parties hereto that the rent provided in this Lease shall be absolutely net to Landlord with respect to the Facility Site, and that, except as otherwise expressly provided in this Lease, Tenant shall pay all costs and charges of every kind and nature incurred for, against, or in connection with the Facility Site which may arise or become due from and after the Rental Commencement Date and during the term hereof, including, without limitation, all taxes, utilities, insurance premiums and maintenance costs; provided, however, that nothing herein shall be construed as requiring Tenant to pay any installment of interest or principal owing on any encumbrance against the Premises for which Landlord is the obligor. All such costs and charges at the commencement and the end of the term of this Lease shall be appropriately prorated between the parties.

                                 ARTICLE 6 - USE

         6.1 Subject to Section 2.4 hereof, Tenant shall use and permit the use of the Premises only for the construction, maintenance, repair, replacement and operation of the Facility and, subject to Section 8.2 hereof, any Increased Capacity Improvements, and for any uses associated therewith or incidental thereto.

         6.2 Tenant shall, at Tenant's expense, promptly comply in all material respects with all Laws now in effect or which may hereafter come into effect during the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Facility Site. Further, Tenant shall comply in all material respects with any covenants, conditions and restrictions of record and with the requirements of any fire insurance underwriters or rating bureaus. Tenant shall conduct its business in a lawful and commercially reasonable manner, and shall not use or permit the use of the Premises in any manner that will create waste or nuisance. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all Damages which may be imposed upon or incurred by Landlord or asserted against Landlord by any third Person, arising out of or attributable to Tenant's activities or operations on the Premises.

         6.3 Tenant shall, at Tenant's expense, comply in all material respects with all environmental Laws now in effect or which may come into effect during the term hereof, including, without limitation, the Resource Conversation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the California Hazardous Waste Control Act, the California Hazardous Substance Act, the Porter-Cologne Water Quality Control Act and all applicable regulations promulgated pursuant thereto.

         6.4 Without limiting the generality of Section 6.2 hereof, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all Damages which may be imposed upon or incurred by Landlord or asserted against Landlord by any third Person in connection with any violation of the provisions of Section 6.3 hereof, arising out of or attributable to (a) the assets, business, or operations of Tenant at or on the Premises or (b) any acts or omissions of or by Union Oil Company of California or any of its predecessors-in-interest on the Premises prior to the Effective Date, which, were said Union Oil Company or such predecessors a party hereto, would constitute a material violation of Section 6.3 hereof.

         6.5 Without in any way limiting the scope of Tenant's obligations under the indemnification provisions of Section 6.4 hereof, but subject to Landlord's obligation under Section 2.3 hereof to pay all reasonable costs actually incurred by Tenant as a result of Landlord's exercise, on the Facility Site, of the rights reserved to Landlord under Sections 2.2.1 and 2.2.2 hereof, Tenant shall be responsible for all investigations, studies, cleanup, corrective action or response or remedial action required by any Governmental Authority now or hereafter authorized to regulate environmental matters or by any consent decree, or court or administrative order now or hereafter applicable to the Premises, or by any Law now or hereafter in effect.

         6.6 As between Landlord and Tenant, Tenant shall have the responsibility and right to participate in the management and control of all investigations and any environmental cleanup, remediation, or related activities. However, Tenant may not negotiate with or fulfill any requirements or claims made by a Governmental Authority or third Person, or settle or contest such requirements or third-party claims without the express approval of Landlord, and Landlord shall have the right to participate fully in any and all meetings, negotiations or decisions relevant to the investigation or remediation of the violation of the provisions of this Article 6 at the Premises.

         6.7 Tenant hereby accepts the Premises in its condition existing as of the Effective Date, subject to all applicable Laws governing and regulating the use of the Premises, and all recorded easements, covenants, conditions, restrictions and other matters of record, and Tenant accepts this Lease subject thereto and to the Easement Agreement. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Facility Site is suitable for its intended use, and that neither Landlord nor Landlord's agents or employees has made any representation or warranty as to the present or future suitability of the Facility Site for the conduct of Tenant's business or operations.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

         7.1 Throughout the term, Tenant shall, at Tenant's sole cost and expense, maintain the Facility Site in good condition and repair, ordinary wear and tear excepted, in accordance with (a) all Laws, (b) any insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, and (c) any insurance company insuring all or any part thereof.

         7.2 Tenant shall maintain and repair, in accordance with reasonable engineering standards, all dikes and levees located on the Premises. Landlord shall maintain and repair, in accordance with reasonable engineering standards, all dikes and levees located outside of the Premises which Landlord is obligated to maintain under the Geothermal Rights Documents (as that terms is defined in the Easement Agreement) or under any Governmental Approval or by Law.

         7.3 Landlord reserves the right to enter the Premises and to take and utilize the soils and rock contained therein as fill for flood control purposes, at no charge to Landlord; provided, however, that (a) in exercising its rights under this Section 7.3, Landlord shall not interfere with or cause any material delay, or increase in the cost of, Tenant's operations on the Facility Site and
(b) Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Damages, whether or not arising out of third-party claims, which may be imposed upon or incurred by Tenant or asserted against Tenant by any other Person, arising out of or attributable to Landlord's use of any such soils and/or rock on the Facility Site. Without limiting the generality of the foregoing, Landlord shall not take or use any soil or rock from any portion of the Facility Site which, at the time of such entry by Landlord, is being used as the site of the Facility or any Increased Capacity Improvements, nor shall Landlord's use of such soils and/or rock impair the lateral or subjacent support for any such site.

         7.4 Notwithstanding any other provision of this Lease, Tenant hereby waives any claim against Landlord for Damages caused by any change or changes in the level of the Salton Sea; provided, however, that such waiver shall not apply to Damages which may be imposed upon or incurred by Tenant or asserted against Tenant by a third Person, arising out of or attributable to the gross negligence or intentional acts or omissions of Landlord or by reason of Landlord's failure to perform its obligations under Section 7.2 hereof. The parties hereto agree that such waiver shall include, without limitation, Damages caused by flooding, seepage or other circumstances attributable to any change or changes in the level of the Salton Sea, and that such waiver is part of the consideration under this Lease.

                      ARTICLE 8 - ALTERATIONS AND ADDITIONS

         8.1 Subject to Section 8.2 hereof, Tenant shall be entitled, at its own cost and expense, to construct, install, erect, maintain, repair and operate the Increased Capacity Improvements on the Facility Site, and upon commencement of construction thereof, the same shall for all purposes be deemed to be included within the term "Facility" hereunder. In the event Tenant elects to construct or install the Increased Capacity Improvements, then it shall obtain and maintain in force all Governmental Approvals necessary or appropriate in connection therewith.

         8.2 Landlord's approval shall not be required for Tenant's minor alterations or additions to the Facility or for the construction or installation of the Increased Capacity Improvements, so long as such alterations or additions and/or such construction or installation does not have a Construction Cost in excess of One Million Dollars ($1,000,000). As used herein, the term "Construction Cost" collectively includes all costs that would constitute the basis of a valid claim or claims under the mechanic's lien Laws, including, without limitation, costs for any demolition or removal of existing improvements, equipment or machinery or parts thereof, as well as costs for the preparation, construction and completion of new improvements, equipment or machinery. Any alterations or additions to the Facility, and any construction or installation of the Increased Capacity Improvements, which has a Construction Cost in excess of One Million Dollars ($1,000,000), shall require Landlord's prior written consent, which shall not unreasonably be withheld. All alterations and additions, and all Increased Capacity Improvements, whether or not requiring Landlord's consent hereunder, shall be completed in a good and workmanlike manner and of good quality and materials.

         8.3 Tenant shall use only reputable licensed contractors in making any alterations or additions to the Facility and in installing or constructing the Increased Capacity Improvements, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such alterations or additions or such Increased Capacity Improvements, as the case may be, to insure Landlord against liability for any mechanic's and materialmen's liens and to ensure completion of the work. Should Tenant make any alterations or additions or construct any Increased Capacity Improvements without the prior written consent of Landlord where such consent is required hereunder, or use other than a reputable licensed contractor, Landlord may, at any time during the term of this Lease, require that Tenant remove any part or all of the same from the Premises.

         8.4 Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Facility, any Increased Capacity Improvements or any interest therein.

         8.5 Tenant shall give Landlord not less than ten (10) days notice prior to Tenant's commencement of any alterations or additions to the Facility or of any construction or installation of the Increased Capacity Improvements, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by Law. If Tenant shall, in good faith, contest the validity of any mechanic's or materialmen's lien or claim, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof, upon the condition that if Landlord shall so require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien or claim, indemnifying Landlord against liability for the same and holding the Premises, the Facilities and any Increased Capacity Improvements free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action, if Landlord shall decide it is in Landlord's best interest to so participate.

         8.6 Notwithstanding any other provision of this Lease, the Facility, any Increased Capacity Improvements and all of Tenant's other fixtures and personal property, whether or not affixed to the Premises, shall be deemed severed from and not a part of the underlying real property and shall not merge therewith, and, subject to the rights of Landlord under Section 9.3 hereof, shall remain the property of Tenant at all times during and after the term of this Lease, and may be removed by Tenant from the Premises.

                 ARTICLE 9 - DAMAGE OR DESTRUCTION; TERMINATION

         9.1 If the Facility, any Increased Capacity Improvements, or any portion of any thereof are damaged or destroyed during the term of this Lease, then, subject to the provisions of the Project Lender's Loan Documents, and following written notice to Landlord, Tenant may elect to: (a) repair, restore or remedy such damage or destruction; or (b) dismantle and raze the Facility and all Increased Capacity Improvements (if any then exist) in accordance with
Section 9.2 hereof, and, upon Tenant's completion of the restoration and other requirements set forth in such Section 9.2, each of Tenant or Landlord, by written notice to the other, shall be entitled to terminate this Lease.

         9.2 Within a reasonable period of time (not to exceed one hundred and twenty (120) days) after (a) Tenant delivers notice to Landlord of its intent to dismantle and raze the Facility and all Increased Capacity Improvements under
Section 9.1 hereof or (b) the expiration or earlier termination by Landlord of this Lease, Tenant shall, at its sole cost and expense, in accordance with good operating practice and in compliance with Law, (i) remove the Facility and all Increased Capacity Improvements (except wells and casings from the Premises),
(ii) level and fill all sump holes and mud pits and cap or plug any wells constructed or drilled on the Premises (except those wells, if any, drilled by Landlord or its licensee in connection with operation of any Plants Utilizing Grantor's Reserved Brine or Future Non-Easement Area Plants (as those terms are defined in the Easement Agreement), (iii) to the extent reasonably practicable, demolish and remove all foundations and fix all excavations associated with the Facility or any Increased Capacity Improvements, return the surface of the Premises to grade, and leave such surface safe and free from debris and (iv) surrender the Premises to Landlord in good condition and repair. Notwithstanding the foregoing, Tenant shall not remove from the Premises the Facility or any Increased Capacity Improvements, or any portion thereof (or take any other actions required under this Section 9.2 with respect thereto), as to which Landlord has exercised the option set forth in Section 9.3 hereof.

         9.3 Notwithstanding any other provision of this Lease, upon the expiration or earlier termination by Landlord of this Lease, or upon receipt by Landlord of Tenant's notice of its intent to dismantle and raze the Facility and all Increased Capacity Improvements under Section 9.1 hereof, as the case may be, Landlord shall have an option to acquire all or any portion or portions of the Facility and/or such Increased Capacity Improvements from Tenant, whereupon:
(a) in the event Landlord desires to exercise such option in connection with the expiration of this Lease, such option shall be exercised by written notice to Tenant not less than one hundred and twenty (120) days before the expiration date of this Lease; (b) in the event Landlord desires to exercise such option in connection with the earlier termination by Landlord of this Lease, such option shall be exercised by written notice given concurrently with the notice of such termination; and (c) in the event Landlord desires to exercise such option in connection with its receipt of notice of Tenant's election to dismantle and raze the Facility and all Increased Capacity Improvements as provided in Section 9.1 hereof, such option shall be exercised by written notice to Tenant within thirty
(30) days following Landlord's receipt of such notice from Tenant. In each such case, such notice shall specify which portions (or all, if Landlord so elects) of the Facility and/or Increased Capacity Improvements are to be acquired by Landlord. In the event Landlord exercises such option as provided herein, then it shall pay to Tenant an amount equal to the fair market value of the portions (or all, if applicable) of the Facility and/or Increased Capacity Improvements to be acquired by Landlord (which fair market value shall be determined as of the date on which Landlord exercises such option), and payment of such amount shall be deemed payment in full for those portions (or all, if applicable) of the

Facility and/or Increased Capacity Improvements so acquired from Tenant. In the event Landlord and Tenant cannot agree upon such fair market value, then the same shall be determined by an independent appraiser appointed by the American Arbitration Association at the request of either party hereto, and the determination made by such independent appraiser shall be conclusive and binding in all respects upon the parties hereto. Upon the payment of such sum, (i) Tenant shall, by documents and instruments reasonably satisfactory to Landlord, assign, transfer and convey to Landlord those portions (or all, if applicable) of the Facility and/or Increased Capacity Improvements so acquired by Landlord, and all personal property, Governmental Approvals and contract rights associated therewith and (ii) Landlord shall, by documents and instruments reasonably satisfactory to Tenant, assume Tenant's obligations with respect to those portions (or all, if applicable) of the Facility and/or Increased Capacity Improvements so acquired by Landlord. Notwithstanding the foregoing, the option granted to Landlord under this Section 9.3 shall be subject and subordinate to the Project Lender's Lien and to any rights of the Project Lender under Article 11 hereof.

                     ARTICLE 10 - ASSIGNMENT AND SUBLETTING

         10.1 Subject to Article 11 hereof, Tenant shall not voluntarily or by operation of Law, transfer, assign, alienate, license, sublet or grant to any Person all or any portion of the right, title or interest then held by it in the Premises or under this Lease without first obtaining the prior written consent of Landlord, which shall not unreasonably be withheld.

                      ARTICLE 11 - RIGHTS OF PROJECT LENDER

         11.1 Tenant may, from time to time in one or more transactions, without obtaining the consent of Landlord, hypothecate, mortgage, pledge or alienate all or any portion of Tenant's right, title and interest under this Lease to the Project Lender. Tenant or the Project Lender shall give written notice to Landlord of the Project Lender's Lien and the Project Lender's address for notices hereunder; provided, however, that any failure to give such notice shall not be grounds for denying the Project Lender the rights and protections provided in this Article 11, so long as Landlord has received actual notice of the Project Lender's Lien.

         11.2 Any surrender or abandonment in whole or in part of this Lease, or any material amendment hereto or termination hereof, shall be ineffective and of no force or effect unless and until the prior written consent of the Project Lender has been obtained thereto.

         11.3 The Project Lender shall have the right, but not the obligation, at any time prior to the termination of this Lease, and without the payment of any penalty, to (a) make any payments due hereunder, (b) do any other act or thing required of Tenant hereunder and (c) do any act or thing that may be necessary or appropriate to be done in the performance and observance of the terms hereof to prevent any default under or termination of this Lease. All payments so made and all things so done and performed by the Project Lender shall be as effective to prevent any default under or termination of this Lease as they would have been if made, done and performed by Tenant instead of by the Project Lender.

         11.4 Tenant shall not be in default under this Lease unless Tenant fails to perform the obligations required of it hereunder within the time periods set forth herein, including all applicable cure periods. If Tenant fails to cure any default hereunder within the time so provided, then, commencing upon receipt by the Project Lender of written notice from Landlord to the effect that Tenant has failed to cure such default within such time, the Project Lender shall have an additional thirty (30) days to cure such default if such default is a monetary default, or ninety (90) days to cure such default if such default is a non-monetary default; provided, however, that if any such non-monetary default cannot reasonably be cured within such additional ninety (90) day period, then the Project Lender shall have such additional time to cure such non-monetary default as is reasonably necessary under the circumstances, so long as (a) the Project Lender shall have fully cured within such ninety (90) day period any default in the performance of any non-monetary obligations of Tenant hereunder that can reasonably be cured within such ninety (90) day period and shall thereafter continue to faithfully perform all such monetary and other obligations and to diligently pursue such cure to completion and (b) if possession of the Premises is reasonably required in order to effect such cure, the Project Lender shall have acquired Tenant's interest hereunder or commenced foreclosure or other appropriate proceedings in the nature thereof within such ninety (90) day period or prior to the expiration thereof, and shall be diligently prosecuting any such proceedings to completion. All rights of Landlord to terminate this Lease as a result of the occurrence of any default by Tenant shall be subject to, and expressly conditioned upon, (i) the Project Lender's having received the notice specified above in this Section 11.4 and
(ii) the Project Lender's having failed to take the actions set forth in this
Section 11.4.

         11.5 Any default by Tenant under this Lease that cannot be remedied by the Project Lender shall nevertheless be deemed to have been remedied so long as
(a) the Project Lender shall have taken the actions described in clauses (a) and
(b) of Section 11.4 hereof within the time periods provided therein, (b) if the Project Lender shall have commenced foreclosure or other appropriate proceedings in the nature thereof under clause (b) of Section 11.4 hereof, then the Project Lender shall have completed such foreclosure or other appropriate proceedings or otherwise obtained possession of the Premises and (c) the Project Lender shall perform all obligations of Tenant under this Lease which arise thereafter and which can reasonably be performed by the Project Lender.

         11.6 If the Project Lender is prohibited by any process or injunction issued by any court or by reason of any action of any court having jurisdiction over any bankruptcy, reorganization, insolvency or other debtor-relief proceeding involving Tenant, from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, then the times specified in Sections 11.4 and 11.5 hereof for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

         11.7 Landlord shall deliver to the Project Lender a duplicate copy of any and all notices of default that Landlord may from time to time deliver to Tenant pursuant to the provisions hereof, and such copies shall be delivered to the Project Lender at, or as near as possible to, the same time such notices are delivered to Tenant. No notice of default by Landlord to Tenant hereunder shall be deemed to have been given unless and until a copy thereof shall have been delivered to the Project Lender as provided in this Section 11.7.

         11.8 Foreclosure of the Project Lender's Lien or any sale thereunder, whether by judicial proceedings or otherwise, or any conveyance or transfer of the interest of Tenant under this Lease from Tenant to the Project Lender through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Landlord or constitute a breach of any provision of or a default under this Lease, and upon such foreclosure, sale or conveyance Landlord shall recognize the Project Lender, or any other foreclosure sale purchaser, as Tenant hereunder. In the event the Project Lender becomes the Tenant under this Lease as provided herein, then the Project Lender shall be personally liable for the obligations of Tenant under this Lease only for the period of time that the Project Lender remains the Tenant hereunder, and the Project Lander shall have the right to assign this Lease without any restriction otherwise imposed on Tenant hereunder; provided, however, that the assignee of the Project Lender shall have expressly assumed all of the obligations of Tenant hereunder. Notwithstanding any other provision of this Lease, in the event that the Project Lender (a) performs any monetary or other obligation of Tenant under this Lease, (b) acquires any portion of the right, title or interest in the leasehold estate created by this Lease, (c) continues Tenant's operation of the Premises, the Facility and/or any Increased Capacity Improvements under this Lease and/or (d) becomes personally liable to Landlord hereunder, then the Project Lender's liability to Landlord shall be limited by and to the Project Lender's right, title and interest, if any, in the Facility and any Increased Capacity Improvements, and Landlord shall have no recourse against the Project Lender in excess of, and other than to proceed against, such right, title and interest.

         11.9 Upon Landlord's receipt of any notice in the nature of a notice of default with respect to any obligation of Landlord secured by any lien upon the Premises, Landlord shall immediately deliver a copy of such notice to Tenant and to the Project Lender. If and whenever Tenant or the Project Lender shall deem it necessary or appropriate to do so in order to protect its respective rights under this Lease, it may, at its option, pay and discharge any mortgage or other lien (including, without limitation, the lien of general or special property taxes or assessments) attached to the Premises or any portion thereof, and in such event it shall be subrogated to all the rights of the mortgagee, beneficiary, owner or holder of such mortgage or other lien.

         11.10 In the event that this Lease is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, and if, within sixty (60) days after such rejection, the Project Lender shall so request, Landlord shall execute and deliver to the Project Lender a new ground lease of the Premises. Such new ground lease shall be for a term equal to the remainder of the term of this Lease before giving effect to such rejection, and shall contain the same covenants, agreements, terms, provisions and limitations as contained in this Lease (except for any requirements which shall have been fulfilled by Tenant prior to such rejection).

         11.11 Landlord and Tenant acknowledge, agree and covenant that notwithstanding the union of the fee simple title with any right, title or interest in the leasehold estate created hereby or under any other document or instrument in Landlord, Tenant, Project Lender, or any other Person, whether by purchase or otherwise, it is the declared intention of the parties hereto that the separation of the fee simple estate and the leasehold estate shall be maintained and that a merger shall not take place without the prior written consent of the Project Lender.

         11.12 Tenant and Landlord shall cooperate in including herein, by suitable amendment from time to time, any provision which the Project Lender or any proposed Project Lender reasonably requests for the purpose of implementing the Project Lender-protective provisions contained in this Article 11 and affording the Project Lender or proposed Project Lender reasonable protection of its Project Lender's Lien in the event of a default by Tenant; provided, however, that Landlord shall not be required to include herein any additional provision which materially impairs the rights of Landlord under this Lease. Tenant and Landlord each agree to execute and deliver (and to acknowledge, if necessary for recording purposes) any document or instrument necessary to give effect to any such provision.

         11.13 Landlord or Tenant (the "Responding Party") shall at any time upon not less than ten (10) days' prior written notice from any other party hereto or from the Project Lender (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing (a) certifying, as applicable, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which any payments due hereunder are paid in advance, if any, and (b) acknowledging that there are not, to the Responding Party's knowledge, any uncured defaults hereunder on the part of the other party hereto, or specifying such defaults if any are claimed. Any such statements may be conclusively relied upon by the Requesting Party and by any prospective purchaser or lessee of, or lender proposing to take a security interest in, the Facility, any Increased Capacity Improvements, the Premises, the Reserved Geothermal Lands, any Plants Utilizing Grantor's Reserved Brine and/or any Future Non-Easement Area Plants (as those terms are defined in the Easement Agreement), or any portion thereof or interest therein. The failure of the Responding Party to deliver such statement within such time shall be conclusive upon such Responding Party that (i) this Lease is in full force and effect and has not been modified and (ii) there are no uncured defaults in the performance of the other party hereto.

         11.14 The Project Lender shall be an express third party beneficiary of the covenants contained in this Lease, with rights and benefits under, and the ability to enforce, this Lease.

                             ARTICLE 12 - INSURANCE

         12.1 At all times during the term of this Lease, Tenant shall procure and maintain the following policies of insurance, each of which shall be obtained from an insurance company rated at least B+ by A.M. Best Company and shall provide that it cannot be canceled or terminated without at least thirty
(30) days prior notice to Landlord:

                  12.1.1   Worker's compensation insurance as required by Law;

                  12.1.2 Comprehensive general liability insurance with a limit of no less than $1,000,000, combined single limit, bodily injury and property damage, for each occurrence; and

                  12.1.3 Excess public liability insurance in the form of an umbrella policy, which umbrella policy shall afford coverage of not less than $5,000,000 per occurrence over and above the coverage provided by the policy described in Section 12.1.2 hereof.

         12.2 Notwithstanding the foregoing, for so long as the Project Lender's Loan Documents remain in effect, Tenant shall procure and maintain such policies of insurance, in such amounts and containing such provisions, as are required under the Project Lender's Loan Documents.

         12.3 In the event that Tenant has not renewed or replaced any insurance policy required under this Article 12 within ten (10) days prior to the cancellation or termination thereof, then Landlord shall be entitled (but not obligated) to cause such policy or policies to be renewed or replaced, and shall be entitled to invoice Tenant for the premiums paid by Landlord in connection with such renewal or replacement. Tenant shall reimburse Landlord for the amount of such invoice within ten (10) days after receipt thereof, and Tenant's failure to so reimburse Landlord within such ten (10) day period shall be a material default hereunder.

                            ARTICLE 13 - CONDEMNATION

         13.1 In the event of a taking of all or any portion of the Facility Site by eminent domain or by inverse condemnation for any public or quasi-public use under any Law, the proceeds therefrom shall be distributed (a) first, to Tenant to the extent of all amounts necessary to pay in full any sums outstanding under the Financing and (b) second, to the parties hereto in accordance with their interests as they may appear.

                        ARTICLE 14 - DEFAULT AND REMEDIES

         14.1 Subject to the provisions of Article 11 hereof, the occurrence of any one or more of the following events shall constitute a material default by Tenant under this Lease:

                  14.1.1 The vacation or abandonment of the Premises by Tenant for a continuous period of sixty (60) days or more, whether or not the rent is paid.

                  14.1.2 The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within five (5) business days after the same shall become due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant.

                  14.1.3 The failure by Tenant to observe or perform any of the material covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in Section 14.1.2 hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

                  14.1.4 (a) The making by Tenant of any general arrangement for the benefit of creditors, (b) Tenant's becoming a "debtor" as defined in 11 U.S.C. ' 101, unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after filing, (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest under this Lease, where possession is not restored within sixty (60) days, or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest under this Lease, where such seizure is not discharged within sixty (60) days. In the event that any provision of this Section 14.1.4 is contrary to any applicable Law, such provision shall be of no force or effect.

         14.2 Subject to the provisions of Article 11 hereof, in the event of any material default of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default, take any of the following actions:

                  14.2.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate, and Tenant shall, subject to Section 9.2 hereof, immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to: (a) the unpaid rent which had been earned at the time of termination; (b) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease.

                  14.2.2 Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  14.2.3 Pursue any other remedy now or hereafter available to Landlord under the Laws of the State of California.

         14.3 Landlord shall not be in default in the performance of its obligations under this Lease unless Landlord fails to perform obligations required of Landlord within sixty (60) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such sixty (60) day period and thereafter diligently pursues the same to completion.

         14.4 Tenant hereby acknowledges that the late payment by Tenant to Landlord of any installment of rent or any other sum due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Tenant hereunder shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         14.5 Except as expressly provided herein, any amount due to Landlord hereunder that is not paid when due shall bear interest at the greater of (a) ten percent (10%) per annum or (b) five percent (5%) per annum above the discount rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 or 13(a) of the Federal Reserve Act as in effect on the Rental Commencement Date, from the date due until fully paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                   ARTICLE 15 - MISCELLANEOUS LEASE PROVISIONS

         15.1 Landlord and its agents shall have the right to enter the Premises and inspect the Facility and any Increased Capacity Improvements and the operations and activities of Tenant, at any reasonable time and from time to time. Landlord shall indemnity, defend and hold harmless Tenant from and against any and all Damages which may be imposed upon or incurred by Tenant or asserted against Tenant by any third Person, arising out of or attributable to such inspection of the Facility and any Increased Capacity Improvements.

         15.2 Upon Tenant's paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premise for the entire term hereof subject to all of the provisions of this Lease.
         15.3 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and their property from the acts of third parties.

         15.4 Tenant shall surrender possession of the Premises to Landlord at the expiration or earlier termination of the term of this Lease. If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from the delay or failure to do so, including, without limitation, claims made by any succeeding tenant founded on or resulting from Tenant's failure to do so.

         15.5 If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the rent payable shall be one hundred and twenty-five percent (125%) of the rent payable immediately preceding the termination date of this Lease.

         15.6 No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions. The acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         15.7 No remedy or election of or by Landlord hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available at Law or in equity.

         15.8 All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent.

         15.9 Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of final, parcel or other maps or restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with Tenant's use of the Facility Site or operation of the Facility or any Increased Capacity Improvements. Tenant shall promptly execute any of the aforementioned documents reasonably requested by Landlord, and its failure to do so shall constitute a material default under this Lease.

                           ARTICLE 16 - RESERVED AREA

         16.1 Landlord and Tenant acknowledge that Landlord intends in the future to record one or more parcel or final maps (collectively, the "Map") subdividing the Premises into two or more separate parcels or lots complying with the California Subdivision Map Act (Govt. Code ' 66410 et seq.) consisting of: (a) the site of the Facility, which shall be the Southwest Quarter of the Northeast Quarter of Section 5, Township 12 South, Range 13 East, San Bernadino Meridian (the "Facility Site"); and (b) one or more other parcels, which shall together consist of the remainder of the Premises (the "Reserved Area").

         16.2 Tenant shall, at Landlord's expense and at no cost to Tenant, cooperate in all respects with Landlord's efforts to obtain and record the Map, including, without limitation, by executing any and all documents and instruments as may reasonably be required by Landlord or any applicable Governmental Authority in connection therewith.

         16.3 Landlord shall have an option (the "Partial Termination Option") to at any time terminate this Lease as to all or any part of the Reserved Area, by delivering written notice (the "Partial Termination Notice") to Tenant describing the portion or portions of the Reserved Area as to which this Lease is to terminate (such portion or portions, together, the "Optioned Premises Area") together with the payment to Tenant of the sum of Ten Dollars ($10.00), which shall be the entire consideration for such termination; provided, however, that Landlord's right to exercise the Partial Termination Option shall be contingent upon, and the Partial Termination Notice shall not be given until after, the approval and recordation of the Map by the County of Imperial. The term of the Partial Termination Option shall be the same as, and shall run concurrently with, the term of this Lease as set forth in Article 4 hereof.

         16.4 At such time as (a) the Map shall have been recorded in the Official Records and (b) Tenant shall have received the Partial Termination Notice (along with the Ten Dollars ($10.00) consideration provided in Section
16.3 hereof), (i) Tenant shall promptly execute, acknowledge, deliver and cause to be recorded in the Official Records a quitclaim deed satisfactory to Landlord pursuant to which Tenant shall quitclaim to Landlord all its right, title and interest in and to the Optioned Premises Area and (ii) Tenant shall cause the Project Lender to promptly execute, acknowledge, deliver and cause to be recorded in the Official Records a partial release of the Project Lender's Lien satisfactory to Landlord, pursuant to which the Project Lender shall release all its right, title and interest in and to the Optioned Premises Area; and upon the recordation of such quitclaim deed and such partial release, Tenant shall surrender and deliver possession of the Optioned Premises Area to Landlord. By taking a security interest in this Lease, the Project Lender unconditionally and irrevocably agrees to execute, acknowledge, deliver and cause said partial release to be recorded as and when provided in this Section 16.4. In no event shall any such quitclaim entitle Tenant to any reduction in or offset against any of the rents or other payments due to Landlord hereunder.

                              ARTICLE 17 - NOTICES

         17.1 Any notices, statements, demands, correspondence or other communications required or permitted to be given hereunder shall be in writing and shall be given (a) personally, (b) by certified or registered mail, postage prepaid, return receipt requested, or (c) by overnight or other courier or delivery service, freight prepaid, to the following address, or, in the case of notices to the Project Lender, as provided in the notice of the Project Lender's Lien delivered to Landlord under Section 11.1 hereof.

                  If to Landlord:

                           Magma Land Company I
                           4365 Executive Drive, Suite 900
                           San Diego, California 92121
                           Attention:  Legal Department

                  If to Tenant:

                           Salton Sea Power Generation L.P.
                           Salton Sea Brine Processing L.P.
                           4365 Executive Drive, Suite 900
                           San Diego, California 92121
                           Attention:  Legal Department

Except as otherwise provided in Article 11 hereof, (i) notices delivered by hand shall be deemed received when delivered and (ii) notices sent by certified or registered mail or by overnight or other courier or delivery service shall be deemed received on the first to occur of (A) five (5) days after deposit in the United States mail or with such overnight or other courier or delivery service, addressed to such address or addresses, (B) written acceptance of delivery by the recipient or (C) written rejection of delivery by the recipient. Each party hereto may change its address for receipt of notices by sending notice hereunder of such change to the other party hereto in the manner specified in this Section, and the Project Lender may change its address for receipt of notices by sending notice hereunder to each of the parties hereto in the manner specified in this Section. Notwithstanding the foregoing, amounts payable to Landlord hereunder shall be deemed paid three (3) days after a valid check for the same, addressed to Landlord's address above, is deposited in the United States mail, first-class postage prepaid.

                           ARTICLE 18 - FORCE MAJEURE

         18.1 Neither Landlord nor Tenant shall be liable in damages to the other for any act, omission or circumstance (an "Event of Force Majeure") occasioned by or in consequence of any acts or omissions of the other party hereto, acts of God, acts of the public enemy, wars, blockades, insurrections, riots, civil disturbances, strikes, lockouts, delays in transportation, epidemics, landslides, lightning, earthquakes, fires, storms, floods, explosions, sabotage, the binding order of any Governmental Authority which has been contested in good faith, the failure of any Governmental Authority to issue any Governmental Approval within one hundred and twenty (120) days after an application for the same has been submitted, the effect of any Laws, or any other event or circumstance beyond the reasonable control of such party which prevents or hinders such party from performing its obligations hereunder, whether or not similar to the matters and conditions herein enumerated. In no event, however, shall an Event of Force Majeure relieve Tenant from the obligation to pay rents or any other payments due to Landlord under this Lease.

                         ARTICLE 19 - GENERAL PROVISIONS

         19.1 In addition to any other indemnities herein set forth, each party hereto (the "Indemnifying Party") shall indemnify, defend and hold harmless the other party hereto (the "Indemnified Party") from and against any and all Damages which may be imposed upon or incurred by the Indemnified Party or asserted against the Indemnified Party by any third Person, arising out of or attributable to the failure of the Indemnifying Party to perform its obligations as provided in this Lease.

         19.2 The parties hereto shall cooperate each with the other to fully effectuate the purposes and intent of this Lease. Without limiting the generality of the foregoing, the parties hereto covenant that they will execute, cause to be acknowledged and deliver any documents or instruments reasonably necessary to implement the intentions expressed or implied herein.

         19.3 The partners in Salton Sea Power Generation L.P. and Salton Sea Brine Processing L.P. shall be entitled to (a) cause one of the same to purchase the assets of the other or (b) merge or by other corporate reorganization combine the same into a single entity, and Landlord acknowledges and agrees that no such purchase, merger or reorganization shall have any effect on the rights and obligations of the parties under this Lease. In the event of any such purchase, merger or reorganization, such purchasing or combined entity, as the case may be, shall be deemed to be the "Grantee" under the Easement Agreement, and shall assume and be responsible for all the obligations of, and be bound by all the reservations and limitations imposed upon, the Grantee under the Easement Agreement, all of which obligations, reservations and limitations shall thereafter apply to both the Brine Facilities (as that term is defined in the Easement Agreement) and the Facility (notwithstanding that the Easement Agreement may, in imposing certain of such obligations, refer only to the "Brine Facilities" or the "Power Facilities").

         19.4 The parties shall execute, cause to be acknowledged and deliver a memorandum of this Lease, which shall be recorded in the Official Records, and shall be in the form attached hereto as Exhibit "B".
         19.5 If either party hereto commences litigation for the enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court and other costs incurred.

         19.6 Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. As used herein, the neuter gender includes the masculine and the feminine, and the singular number includes the plural, and vice versa. This Lease shall be governed by the Laws of the State of California. This Lease shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting. Time is of the essence with respect to the obligations to be performed under this Lease. All exhibits to which reference is made in this Lease are incorporated into this Lease. The liability of Salton Sea Power Generation L.P. and Salton Sea Brine Processing L.P. hereunder shall be joint and several. Captions in this Lease are inserted for convenience of reference only and do not define, describe or limit the scope or intent of this Lease or any of the terms hereof.

         19.7 This Lease contains all agreements of the parties hereto with respect to the subject matter of this Lease, and all prior or contemporaneous agreements, understandings, correspondence and negotiations, whether oral or written, pertaining to the subject matter of this Lease, shall be of no further force or effect, and are superseded hereby.

         19.8 Any obligations referred to herein to be performed at any time after the expiration or termination of this Lease, and all indemnities and hold harmless agreements provided herein, shall survive the expiration or earlier termination of this Lease.

         19.9 No amendment or modification of this Lease or any provision hereof shall be effective unless in writing and signed by the parties in interest at the time of the amendment.

         19.10 The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         19.11 This Lease and the covenants contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective grantees, assignees, successors and assigns.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

                             LANDLORD:

                                 MAGMA LAND COMPANY I,
                                 a Nevada corporation

                                 By:   /s/ illegible
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------


                             TENANT:

                                 SALTON SEA POWER GENERATION L.P.,
                                 a California limited partnership

                                 By: Salton Sea Power Company,
                                     a Nevada corporation, its general partner


                                 By:   /s/ illegible
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------


                                 SALTON SEA BRINE PROCESSING L.P.,
                                 a California limited partnership

                                 By: Salton Sea Power Company,
                                     a Nevada corporation, its general partner


                                 By:   /s/ illegible
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------

                                   EXHIBIT "A"

                           Description of the Premises



         The following real property located in the County of Imperial, State of
         California:


                  GOVERNMENT LOTS 3 AND 4, AND THE SOUTH HALF OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 12 SOUTH, RANGE 13 EAST, SAN BERNADINO MERIDIAN, ACCORDING TO OFFICIAL PLAT THEREOF;

                  EXCEPTING THEREFROM ALL MINERALS (INCLUDING, WITHOUT LIMITATION, ALL GEOTHERMAL SUBSTANCES) LYING BELOW THE SURFACE OF SAID LAND.

                                   EXHIBIT "B"

                       Form of Memorandum of Ground Lease

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Salton Sea Power Generation L.P.
Salton Sea Brine Processing L.P.
551 West Main Street
Suite 1
Brawley, California 92227
Attn:  Mr. Vincent Signorotti
--------------------------------------------------------------------------------

                  Assessor's Parcel Number:  020-110-39.

                  The undersigned declare that this document conveys leasehold rights for a definite term of years, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

                  The real property described herein is located in an unincorporated area of Imperial County, State of California.

                           MEMORANDUM OF GROUND LEASE

                  THIS MEMORANDUM OF GROUND LEASE (the "Memorandum") is made as of March 31, 1993, at San Diego, California, between MAGMA LAND COMPANY I, a Nevada corporation ("Landlord"), and SALTON SEA POWER GENERATION L.P., a California limited partnership and SALTON SEA BRINE PROCESSING L.P., a California limited partnership (together, "Tenant").

                  1 This Memorandum is executed concurrently with that certain Ground Lease of even date herewith, between Landlord and Tenant (the "Lease").

                  2 Pursuant to the Lease, Landlord hereby leases to Tenant, on all of the terms and conditions and subject to all of the reservations contained in the Lease, the real property described on Exhibit "A" attached hereto.

                  3 Pursuant to the Lease, (a) Landlord has reserved certain rights to further develop the Premises and (b) Landlord has reserved an option to terminate the Lease as to all or any part of the Optioned Premises Area, as that term is defined in the Lease.

                  4 The term of the Lease shall commence upon the date first above written, and, unless sooner terminated as provided in the Lease, shall expire on November 24, 2026.

                  5 The terms and conditions of the Lease are incorporated herein by reference. This Memorandum is prepared for the purpose of recordation only, and in no way modifies the terms and conditions of the Lease. If there is any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

                  IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.


                             LANDLORD:

                                 MAGMA LAND COMPANY I,
                                 a Nevada corporation

                                 By:
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------


                             TENANT:

                                 SALTON SEA POWER GENERATION L.P.,
                                 a California limited partnership

                                 By: Salton Sea Power Company,
                                     a Nevada corporation, its general partner


                                 By:
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------


                                 SALTON SEA BRINE PROCESSING L.P.,
                                 a California limited partnership

                                 By: Salton Sea Power Company,
                                     a Nevada corporation, its general partner


                                 By:
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Its:
                                     -----------------------------------

                                   EXHIBIT "A"

                           Description of the Premises



         The following real property located in the County of Imperial, State of
         California:


                  GOVERNMENT LOTS 3 AND 4, AND THE SOUTH HALF OF THE NORTHEAST QUARTER OF SECTION 5, TOWNSHIP 12 SOUTH, RANGE 13 EAST, SAN BERNADINO MERIDIAN, ACCORDING TO OFFICIAL PLAT THEREOF;

                  EXCEPTING THEREFROM ALL MINERALS (INCLUDING, WITHOUT LIMITATION, ALL GEOTHERMAL SUBSTANCES) LYING BELOW THE SURFACE OF SAID LAND.